EXHIBIT 5

CHICAGO               100 NORTH TAMPA STREET, SUITE 2700             SACRAMENTO
DENVER                     TAMPA, FLORIDA 33602-5804                  SAN DIEGO
JACKSONVILLE               TELEPHONE: (813) 229-2300              SAN FRANCISCO
LOS ANGELES                FACSIMILE: (813) 221-4210                TALLAHASSEE
MADISON                                                                   TAMPA
MILWAUKEE                                                      WASHINGTON, D.C.
ORLANDO                                                         WEST PALM BEACH

                              WRITER'S DIRECT LINE
                                  813-225-4126

EMAIL ADDRESS                                              CLIENT/MATTER NUMBER
mtraber@foleylaw.com                                                062230/0101

                               September 17, 2001

SeaView Video Technolgy, Inc.
4229 Gulf Blvd.
St. Pete Beach, Florida 33706

     Re:      Registration Statement on Form S-8 Relating to SeaView Video
              Technology, Inc. 2001 Consultant Services Plan

Ladies & Gentlemen:

     We have acted as counsel for SeaView Video Technolgy, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Form S-8
Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 105,000 shares of the Company's
Common Stock, $.001 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the 2001 Consultant Services Plan. This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of
Regulation S-K. The 105,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

     We have examined and are familiar with the Articles of Incorporation of the
Company, as amended, filed with the Secretary of State of the State of Nevada,
Bylaws of the Company, as amended, proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this option letter.

     Based on the foregoing, it is our opinion that the 105,000 shares of common stock covered by the Registration Statement and to be issued pursuant to the
Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

     We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

     This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration
Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the
Securities Act of 1933, as amended, or the rules or regulations of the
Commission promulgated thereunder.

                                            FOLEY & LARDNER

                                            BY:/s/ Martin A. Traber
                                                MARTIN A. TRABER